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                          SECOND SUPPLEMENTAL INDENTURE

                              TRUMP HOTELS & CASINO
                              RESORTS HOLDING, L.P.

                              TRUMP HOTELS & CASINO
                              RESORTS FUNDING, INC.

                                     Issuers

                                       and

                         FIRST BANK NATIONAL ASSOCIATION

                                     Trustee

                              --------------------

                           Dated as of April 16, 1996

                              --------------------

$155,000,000 aggregate principal amount of 15 1/2% Senior Secured Notes due 2005

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

     SECOND SUPPLEMENTAL INDENTURE, dated as of April 16, 1996, between Trump Hotels & Casino Resorts Holdings, L.P., a Delaware limited partnership (the "Company") and Trump Hotels & Casino Resorts Funding, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("Funding" and together with the Company, the "Issuers"), and First Bank National Association, a national banking association, as Trustee, under the Indenture, dated as of June 12, 1995, as supplemented by the First Supplemental Indenture thereto dated April 2, 1996 (as so supplemented, the "Indenture"), between the Issuers and the Trustee relating to the Issuers' $155 million aggregate principal amount of 15 1/2% Senior Secured Notes due 2005 (the "Securities"). Capitalized terms not defined herein shall have the respective meanings assigned to them in the Indenture.

                             RECITALS OF THE ISSUERS

     The Company has proposed a comprehensive plan relating to its acquisition of all of the direct and indirect interests in Trump Taj Mahal Associates, a New Jersey general partnership ("Taj Mahal Associates"), and the refinancing of the debt of certain of the Company's existing Subsidiaries and Taj Mahal Associates and its subsidiary. Such plan, as described in the Preliminary Prospectus dated March 8, 1996 of Trump Hotels & Casino Resorts, Inc., relating to an offering of its common stock, par value $.01 per share ("THCR Common Stock") Such comprehensive plan has been amended by the Company to include a $1.2 billion debt offering in lieu of the $1.1 billion debt offering by subsidiaries of the Company previously contemplated as part of such comprehensive plan. Such comprehensive plan, as so amended, shall constitute the Merger Transaction for the purposes of this Second Supplemental Indenture. In connection with the Merger Transaction, the Issuers have completed a consent solicitation (the "Consent Solicitation") with the holders of the Securities to waive compliance with certain provisions of the Indenture (the "Waiver"), and to amend certain provisions of the Indenture (the "Amendments"), each as described in the Second Consent Solicitation, dated April 11, 1996, as supplemented and amended through the date hereof.

     In accordance with Section 10.2 of the Indenture the Holders of not less than a majority in aggregate principal amount of the Securities Outstanding have consented to such Waiver and Amendments.

     The general partner of the Company and the Board of Directors of Funding each have duly authorized the execution and delivery of this Supplemental Indenture. The Issuers have delivered to the Trustee an Officers' Certificate pursuant to Section 10.4 of the Indenture and an Opinion of Counsel pursuant to
Section 10.6 of the Indenture.

     WHEREFORE, each party agrees as follows for the benefit of the other parties and for the equal or ratable benefit of the Holders of the Securities:

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                                    ARTICLE I

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

     SECTION 1.1 Definitions.

     For all purposes of this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, the words "herein," "hereof" and "hereunder" and other words of similar import refer to the Indenture and this Supplemental Indenture as a whole and not to any particular Article, Section or subdivision. In addition, the words "this Indenture," as used in the Indenture, shall refer to the Indenture as supplemented by this Supplemental Indenture.

     SECTION 1.2 Effect of Headings.

     The Article and Section headings are for convenience only and shall not affect the construction hereof. Except as expressly provided herein, all references to Sections in the Indenture shall remain unchanged.

     SECTION 1.3 Successors and Assigns.

     All covenants and agreements in this Supplemental Indenture by the Issuers shall bind their successors and assigns, or any other obligor on the Securities, whether expressed or not.

     SECTION 1.4 Separability Clause.

     In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 1.5 Benefits of Supplemental Indenture.

     Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any Paying Agent and the Holders, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

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

     SECTION 1.6 Governing Law.

     THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

     SECTION 1.7 Effectiveness.

     This Supplemental Indenture shall take effect on the date hereof; provided, however, that the Waiver set forth in Article II and the Amendments set forth in
Article III hereof shall become operative only upon and simultaneously with, and shall have no force and effect prior to, the date of delivery by the Issuers of an Officers' Certificate to the effect that the Merger Transaction has been consummated.

                                   ARTICLE II

                                     WAIVER

     SECTION 2.1 Waiver.

     The Holders of a Majority in aggregate principal amount of Securities Outstanding on the Record Date (as defined in the Consent Solicitation) (disregarding the Securities, if any, owned by the Issuers, any other obligor on the Securities and Affiliates of such Persons) waive compliance by the Issuers with any provisions of the Indenture which would prohibit or, with the passage time or otherwise, be violated by, any component of the Merger Transaction, as of the date of consummation thereof, including, without limiting the generality of the foregoing, any application of proceeds of the offering of the First Mortgage Notes or THCR Common Stock as part of with the Merger Transaction. To the extent that any such components constitute Restricted Payments, such Holders waive inclusion from and after the date hereof of such Restricted Payments in the calculation of the aggregate amount permitted to be expended for all Restricted Payments under Section 5.3(a)(3) of the Indenture.

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

                                   ARTICLE III

                                   AMENDMENTS

     SECTION 3.5 The definition of "First Mortgage Notes" Section 1.1 of the Indenture is hereby amended to add the definition of "First Mortgage Notes" to read in its entirety as follows:

          "First Mortgage Notes" means the $1,200,000,000 aggregate principal amount of 11.25% Mortgage Notes due 2006 to be issued by Trump Atlantic City Associates and Trump Atlantic City Funding, Inc. pursuant to the First Mortgage Note Indenture.

                                  ------------

     This Supplemental Indenture is executed by the Issuers and the Trustee pursuant to the provisions of Article X of the Indenture, and the terms and conditions hereof shall be, and shall from and after the date hereof be deemed to be, part of the terms and conditions of the Indenture for any and all purposes, subject to Section 1.7 hereof. The Indenture as amended by this Supplemental Indenture is in all respects confirmed and preserved.

     This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one in the same instrument.


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                                    SIGNATURE

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

                                         TRUMP HOTELS & CASINO RESORTS
                                         HOLDINGS, L.P.

                                         By:  TRUMP HOTELS & CASINO
                                         RESORTS, INC., its general partner

                                         By:____________________________
                                            Name: Robert M. Pickus
                                            Title:   Executive Vice President

Attest: ________________________

                                         TRUMP HOTELS & CASINO RESORTS
                                         FUNDING, INC.

                                         By:____________________________
                                            Name:  Robert M. Pickus
                                            Title:   Executive Vice President

Attest: ________________________

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

                                         FIRST BANK NATIONAL ASSOCIATION,

                                             Trustee

                                         By:____________________________
                                            Name:  Richard H. Prokosch
                                            Title: Trust Officer

Attest: ________________________



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